IBDO

BDO Seidman, LLP
Accountants and Consultants

1601 Market Street
Philadelphia, Pennsylvania 19103-2311
Telephone: (215) 241-1500
FAX: (215) 997-8314


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Scan-Graphics, Inc
Broomall, Pennsylvania

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Form S-3 of our report dated March 8, 1996, except for Note 18, as to which the date is March 30, 1996, relating to the consolidated financial statements and schedule appearing in Scan-Graphics, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                             /s/ BDO SEIDMAN, LLP
                                             -----------------------------
                                             BDO SEIDMAN, LLP


Philadelphia, Pennsylvania
May 8, 1996